Exhibit 24.02

Each of the undersigned directors of South Carolina Electric & Gas Company (the "Company") hereby appoints Jimmy E. Addison, Iris N. Griffin and Jim Odell Stuckey, and each of them severally, his or her true and lawful attorney or attorneys, each with the power to act with or without the others, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to an indeterminate amount of the Company's first mortgage bonds.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this
22nd day of February, 2018.

/s/G. E. Aliff	/s/J. A. Bennett
G. E. Aliff	J. A. Bennett
Director	Director

/s/J. F. A. V. Cecil	/s/S. A. Decker
J. F. A. V. Cecil	S. A. Decker
Director	Director

/s/D. M. Hagood	/s/L. M. Miller
D. M. Hagood	L. M. Miller
Director	Director

/s/J. W. Roquemore	/s/M. K. Sloan
J. W. Roquemore	M. K. Sloan
Director	Director

/s/A. Trujillo
A. Trujillo
Director